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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion in this Form 10-K of our reports dated March 21, 2000 on ProLogis Trust. It should be noted that we have not audited any financial statements of ProLogis Trust subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our reports.



                                                      ARTHUR ANDERSEN LLP



Chicago, Illinois
March 23, 2000